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                           (ROGERS & WELLS LETTERHEAD)









                                              January 17, 1994



          The Claridge Hotel and Casino Corporation
          The Claridge at Park Place, Incorporated
          Indiana Avenue and The Boardwalk
          Atlantic City, New Jersey  08401

          Re:  $85,000,000 of    %  First Mortgage Notes Due 2002
               Registration Statement on Form S-1/Registration No. 33-71550

          Ladies and Gentlemen:

                      We have acted as counsel to The Claridge Hotel and Casino Corporation, a New York corporation (the "Company"), and The Claridge at Park Place, Incorporated, a New Jersey corporation and wholly-owned subsidiary of the Company ("CPPI"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") relating to the proposed offer, issuance and sale by the Company of $85 million aggregate principal amount of First Mortgage Notes due 2002 (the "Notes"), which are to be guaranteed by CPPI pursuant to a guarantee (the "Guarantee"). It is contemplated that the Notes will be issued pursuant to an indenture (the "Indenture") to be executed and delivered by the Company, CPPI and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

                      Based on the information contained in the Registration Statement and such other examination of law and fact as we have deemed necessary, we are of the opinion that when the Notes are sold, authenticated and delivered as contemplated by
          (i) the Registration Statement and (ii) the Indenture (and when the Indenture is qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed and delivered by each of the parties thereto):

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                      1.    The Notes will be duly authorized  and  validly
                issued   and   will   constitute   the  valid  and  binding
                obligations of the Company, enforceable against the Company
                in   accordance  with  their  terms,  except   insofar   as
                enforceability may be limited by (i) usury, bankruptcy, insolvency, reorganization, moratorium or other similar
                laws  affecting   creditors'  rights  generally,  including
                without limitation  applicable  fraudulent  transfer  laws,
                (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, and as such laws, regulations or rulings may now or hereafter be in effect.

                      2. The Guarantee, when duly authorized, will constitute a valid and binding obligation of CPPI, enforceable against CPPI in accordance with its terms, except insofar as enforceability may be limited by (i) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, including without limitation applicable fraudulent transfer laws, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect.

                      The opinions set forth herein relate solely to the laws of the United States of America and the laws of the State of New York. We are not admitted to practice law in the State of New Jersey and, with respect to matters herein governed by the laws of the State of New Jersey, have relied entirely upon the opinion of Frank A. Bellis, Jr., Esq., including the assumptions set forth therein, a copy of which is annexed hereto.

                      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                              Very truly yours,


                                              ROGERS & WELLS



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                              (CLARIDGE LETTERHEAD)










                                              January 17, 1994



          The Claridge Hotel and Casino Corporation
          The Claridge at Park Place, Incorporated
          Indiana Avenue and The Boardwalk
          Atlantic City, New Jersey 08401

          Rogers & Wells
          200 Park Avenue
          New York, New York 10166

          Re:  $85,000,000  of    %  First  Mortgage Notes Due 2002
               Registration Statement on Form S-1/Registration No. 33-71550

          Ladies and Gentlemen:

                      I am delivering this opinion to you in my capacity as General Counsel of The Claridge Hotel and Casino Corporation, a New York corporation (the "Company"), and The Claridge at Park Place, Incorporated, a New Jersey corporation and wholly-owned subsidiary of the Company ("CPPI"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") relating to the proposed offer, issuance and sale by the Company of $85 million aggregate principal amount of First Mortgage Notes due 2002 (the "Notes"), which are to be guaranteed by CPPI pursuant to a guarantee (the "Guarantee"). It is contemplated that the Notes will be issued pursuant to an indenture (the "Indenture") to be executed and delivered by the Company, CPPI and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

                      I have made such examination of New Jersey law as I have deemed relevant for the purpose of rendering this opinion, but I have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, I express no opinion as to federal law or the laws any state or foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

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                      Based   on   the   information   contained   in   the
          Registration Statement and such other examination of New Jersey law and fact as I have deemed necessary, I am of the opinion that
          when  the  Notes  are  sold,  authenticated   and   delivered  as
          contemplated by (i) the Registration Statement and (ii) the Indenture (and when the Indenture is qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed and delivered by each of the parties thereto), the Guarantee, when duly authorized, will constitute a valid and binding obligation of CPPI, enforceable against CPPI in accordance with its terms, except insofar as enforceability may be limited by (i) usury, bankruptcy, insolvency, reorganization, moratorium or
          other  similar   laws   affecting  creditors'  rights  generally,
          including without limitation applicable fraudulent transfer laws,
          (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., the regulations adopted pursuant thereto, or rulings of
          the  New  Jersey  Casino  Control  Commission,   as   such  laws,
          regulations or rulings may now or hereafter be in effect.

                      No person or entity other than the Company, CPPI or Rogers & Wells, in rendering its opinion of even date herewith to the Company and CPPI, may rely or claim reliance upon this opinion.

                      I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, I do not thereby concede that I am within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                              Very truly yours,



                                              Frank A. Bellis, Jr.

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